UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2009

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On October 6, 2009, the Board of Directors of AMAG Pharmaceuticals, Inc., or the Company, elected Michael Narachi, an existing Board member, as Chairman of the Board of Directors effective as of such date.  Mark Skaletsky, the Board’s prior Chairman, will remain on the Board of Directors.  In connection with Mr. Narachi’s role as Chairman, he will receive, pursuant to the Company’s non-employee director compensation policy, a quarterly retainer fee of $15,000 (pro rated for the current fiscal quarter) and an option to acquire 5,780 shares of the Company’s common stock at $39.41 per share, the closing price of the Company’s common stock on the date of grant.  The grant amount was based on the pro rata amount of the annual grant given to the Chairman of the Board under our non-employee director compensation policy.  The option grant will vest in seven equal monthly installments until May 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: October 8, 2009